Exhibit 10.25

REPERTORIO N° 721/2023 AB/l. López OT: 124,086 - J. R.: V. CALVUEN	JOURNAL No. 721-2023 Lawyer/l. López W.O. 124,086 - J. R.: V. CALVUEN

CONTRATO DE COMPRAVENTA

DE CONCESIONES MINERAS

MANQUEHUE ASESORÍAS

MINERAS SpA

A

GOLD EXPRESS MINES SpA

En Santiago de Chile, a dieciocho de enero de dos mil veintitrés, ante mí, MARÍA PILAR GUTIÉRREZ RIVERA, abogado, Notario Público, titular de la Décimo Octava Notaría de Santiago, domiciliada en Huérfanos seiscientos sesenta y nueve, piso ocho, comuna de Santiago, COMPARECE:

don IGNACIO JOAQUÍN LÓPEZ ALARCÓN, chileno, casado, abogado, cédula nacional de identidad número dieciséis millones diecisiete mil quinientos veinticinco guion siete, en representación, según se acreditará, de MANQUEHUE ASESORÍAS MINERAS SpA, sociedad constituida y válidamente vigente bajo las leyes chilenas, Rol Único Tributario número setenta y seis millones setecientos sesenta y cinco mil novecientos ochenta y cinco guion siete, ambos domiciliados para estos efectos en calle Alonso de Monroy número dos mil seiscientos setenta y siete, oficina seiscientos dos, comuna de Vitacura, Santiago, Region Metropolitana, en adelante la “Vendedora”, la “Propietaria” o “MAM”, por una parte; y

AGREEMENT TO PURCHASE

MINING CLAIMS

MANQUEHUE ASESORÍAS

MINERAS SpA

AND

GOLD EXPRESS MINES SpA

In Santiago, Chile, on January 18, 2023, the following individual HAS APPEARED BEFORE ME, MARÍA PILAR GUTIÉRREZ RIVERA, lawyer and Notary Public assigned to the Santiago Eighteenth Notary Offices, with address at 669, Huerfanos St., 8th Floor, Santiago borough:

IGNACIO JOAQUÍN LÓPEZ ALARCÓN, a Chilean lawyer, national identification card No. 16,017,525-7, and as shall be proven hereinafter, Herein representing MANQUEHUE ASESORÍAS MINERAS SpA, a company validly incorporated and in good standing according to Chilean laws, Taxpayer Identification No. 76,765,985-7, both with address for the purposes hereof at 2,677, Alonso de Monroy Street, Suite 602, Vitacura borough, Santiago, Metropolitan Region, party of the first part, hereinafter called the “Seller”, the “Owner” or “MAM”, and de GOLD EXPRESS MINES SpA, sociedad constituida y válidamente vigente bajo las leyes chilenas, Rol Único Tributario número setenta y siete millones cuatrocientos noventa y ocho mil trescientos veinticuatro, guion cuatro, en adelante también la “Compradora” o “GEM”, todos domiciliados para estos efectos en calle Alonso de Monroy número dos mil seiscientos setenta y siete, oficina seiscientos dos, comuna de Vitacura, Santiago, Región Metropolitana, los anteriores conjuntamente como las “Partes”; el compareciente mayor de edad, quien acredita su identidad con la cédula citada y expone:

PRIMERO: Propiedades mineras.

La Vendedora es dueña de las siguientes concesiones mineras de exploración ubicadas en la comuna de Freirina, Provincia de Huasco, Tercera Región: i) Concesión minera de exploración en trámite denominada “CERRO BLANCO 2”, cuyo pedimento se encuentra inscrita a fojas cuarenta y cinco, número veintidós, del Registro de Descubrimientos del Conservador de Minas de Freirina, correspondiente al año dos mil veintitrés; y, ii) Concesión minera de exploración en trámite denominada “CERRO BLANCO 3”, cuyo pedimento se encuentra inscrita a fojas cuarenta y siete, número veintitrés, del Registro de Descubrimientos del Conservador de Minas de Freirina, correspondiente al año dos mil veintitrés.

GOLD EXPRESS MINES SpA, a company validly incorporated and in good standing according to Chilean laws, Taxpayer Identification No. 77,498,324-4, hereinafter also called the “Buyer” or “GEM”, all of them with legal address for the purposes hereof at 2,677, Alonso de Monroy Street, Suite 602, Vitacura borough, Santiago, Metropolitan Region, and hereinafter collectively called the “Parties”;

The appearing individual is of age, has shown the forenamed identification card as proof of his identity and has stated as follows:

FIRST: Mining Properties

The Seller owns the following mining claims for exploration in the Freirina borough, Huasco Province, Third Region:

i) Filed mining claim for exploration called “CERRO BLANCO 2”, with the request recorded under No. 22 on Page 45 of the Freirina Mine Registrar’s 2023 Book of Discoveries, and

ii) Filed mining claim for exploration called “CERRO BLANCO 3”, with the request recorded under No. 23 on Page 47 of the Freirina Mine Registrar’s 2023 Book of Discoveries;

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SEGUNDO: Declaraciones.

UNO. Las concesiones mineras antes individualizadas se denominarán en adelante las “Concesiones Mineras”. DOS. Para todos los efectos del presente Contrato, se entenderán como parte de la denominación de Concesiones Mineras a todas las concesiones mineras que eventualmente constituya la Vendedora, por sí o a través de terceros, en el área superficial de ésta, de acuerdo a lo establecido en el presente instrumento. TRES. La Vendedora, de buena fe, declara y garantiza en su leal saber y entender, a través de su representante compareciente, las siguientes declaraciones respecto de las Concesiones Mineras de que es dueña:

a) se encuentran vigentes, ubicadas en terrenos abiertos e incultos que a su vez están ubicados en la comuna de Freirina, Provincia de Huasco, Tercera Región;

b) sobre ellas ha tenido y tiene dominio exclusivo. y excluyente y derechos preferentes o antelados para constituir propiedad minera definitiva; no se superponen a ningún derecho de tercero que pudiere habilitar a ese tercero para explorar o explotar cualquier sustancia susceptible de concesión minera en el mismo terreno, salvo excepciones que ya son de conocimiento de la Compradora;

SECOND: Representations

1. The previously identified mining claims shall be hereinafter called the “Mining Claims”.

2. For all purposes hereof, any and all mining claims that the Seller may, directly or through third parties, be awarded in the future within the surface area of the Mining Claims, as provided herein, shall be deemed a part of the Mining Claims.

3. Through its appearing representative, in good faith and to the best of its knowledge and belief, the Seller hereby makes the following representations on the Mining Claims that it owns:

a) That they are presently valid and located on open and uncultivated lands in the Freirina borough, Huasco Province, Third Region;

b) That it has had and presently has full, sole and exclusive ownership thereof, and preferential or first rights of establishing final mining properties, and that they do not overlay any third-party rights to explore or extract any substances susceptible of being awarded mining claims on the same land, with the exceptions that are known by the Buyer;

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c) fueron adquiridas con justo titulo, de buena fe, conforme a la ley, reglamentos y dernas normas aplicables; todas sus transferencias y transmisiones de dominio se han efectuado legalmente;

d) el proceso de constitución de ellas se ha Ilevado conforme a la ley, reglamentos y dernas normas aplicables;

e) se encuentran libres de hipotecas, gravámenes, prohibiciones, promesas y opciones de cualquier naturaleza, salvo la regalia descrita mas adelante en el presente instrumento;

f) las tasas de manifestación y pedimento, en su caso, y las patentes mineras han sido pagadas oportunamente y en las cantidades que correspondan,

g) no existe juicio pendiente en que la Vendedora sea parte o intervenga como tercero y no conoce acciones judiciales pendientes que pudieran afectarlas o esten relacionadas o se relacionen en cualquier manera con la Vendedora o las Concesiones Mineras, o que afecten o pudieren afectar el dominio de la Vendedora; y,

h) no existen ni conocen otras concesiones de su propiedad y/o de personas relacionadas, entendiendose como tales, para todos los efectos de este contrato, las referidas en el articulo cien de la Ley dieciocho mil cuarenta y cinco, que se encuentren vigentes dentro del perimetro cubierto por cads una de las Concesiones Mineras, en adelante “Area de Interés”, que, singularizada en el piano que, firmado por las partes, se agrega como anexo privado de este contrato, documento que el Notario autorizante tiene a la vista y protocoliza con esta misma fecha y repertorio, entendiendose formar parte del mismo.

c) That they were acquired with good titles, in good faith and abiding by all applicable laws, regulations and other rules, with all ownership transfers and conveyances legally done;

d) That they were staked, claimed, and awarded pursuant to all applicable laws, regulations and other rules;

e) That they are free of mortgages, encumbrances, restrictions, promises or options of any kind, with the exception of the royalty described hereinafter;

f) That all fees for exploration or exploitation, as applicable, and all mining patents, have been timely and fully paid;

g) That there are no outstanding lawsuits to which the Seller is a party or in which it intervenes as a third party, and that it does not know of any outstanding court proceedings that may affect the Mining Claims, are in any way related to the Seller or the Mining Claims, or affect or may affect its ownership thereof, and

h) That neither it nor any of its related companies or persons -understood for the purposes hereof as those provided in Article 100 of Law No. 18,045- own any other valid claims within the perimeter covered by each [SIC] of the Mining Claims, hereinafter called the “Area of Interest”, as identified on the map signed by the parties that is annexed hereto as a private document, which is deemed an integral part hereof, and the authenticating Notary has seen and entered in the Journal on this date and under the same number.

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Las circunstancias y hechos a que se refieren las declaraciones que acaban de efectuarse se han considerado determinantes para la celebración de este Contrato de Compraventa de Concesiones Mineras, en adelante el “Contrato”.

Asimismo, la efectividad de estas declaraciones ser á determinante en lo que respects al consentimiento de la Compradora para la celebración del presente Contrato.

TERCERO: Compraventa de

Concesiones Mineras.

UNO. Por el presente instrumento, la Vendedora, a través de su representante compareciente, vende, cede y transfiere a la Compradora, las Concesiones Mineras individualizadas en la cláusula Primera precedente, que la Compradora, a trav és de su representante compareciente, compra, recibe y adquiere para si en este acto. DOS. La Vendedora declara que ella o personas relacionadas con ella no poseen ni son due ñas o titulares de derechos de cualquier especie sobre los predios superficiales o derechos de agua que puedan existir o no en el Area de Interes.

The circumstances and facts contained in the previous representations have been decisive for entering into this Agreement to Purchase Mining Claims, hereinafter called the “Agreement”.

Likewise, the effectiveness of such representations shall be conclusive for the Buyer to consent to the execution hereof.

THIRD: Purchase of Mining Claims

1. Through its appearing representative, the Seller hereby sells, assigns and transfers the Mining Claims previously identified in the first clause to the Buyer, and through its appearing representative, the latter hereby purchases, receives and acquires the forenamed Mining Claims.

2. The Seller hereby states that it does not hold or own any kind of rights on surface lands or any water rights that may or may not exist in the Area of Interest, nor do any of its related persons.

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TRES. Se comprenden tambien en el presente Contrato:

a) los derechos de agua inherentes o que, segiin lo dispuesto en el articulo ciento diez del Código de Mineria, pueden corresponder por las Concesiones Mineras, los que se constituyan o adquieran por la Vendedora o personas relacionadas con ella respecto de las Concesiones Mineras y los que benefician o puedan beneficiar a las Concesiones Mineras y que la Vendedora y personas relacionadas a ella Ileguen a poseer, tener, usar o disponer a cualquier título, en el Área de Interés;

b) los derechos de cualquier clase sobre terrenos superficiales, incluyendo dominio y/o servidumbres, que Ilegaren a corresponderle a las Concesiones Mineras;

c) cualquier otro pedimento o manifestación que la Vendedora o personas relacionadas a ella, presenten o hayan presentado en el Área de Interés, así como las concesiones mineras que de ellas deriven.

Todos los derechos y bienes mencionados en los tres literales anteriores, se comprenderan cedidos y transferidos por la Vendedora a la Compradora, sin costo adicional para esta. Todo lo anterior, en las condiciones que se senalan en las

3. This Agreement also includes:

a) All water rights that are inherent, or that may correspond to the Mining Claims, per Article 110 of the Chilean Mining Code; any that the Seller or any of its related persons may be awarded, or acquire, in respect of any of the Mining Claims; any that benefit or may benefit any of the Mining Claims, and any that the Seller or any of its related persons may own, have, use or get for whatever reason, in the Area of Interest;

b) All rights of whatever kind on surface lands, including ownership and servitudes, that may pertain in the future to the Mining Claims, and

c) Any other petitions or statements of discovery in connection with the Area of Interests that the Seller or any of its related persons may submit, or have submitted, as well as the mining claims that may derive from them.

All of the rights and assets specified in the three previous items shall be deemed assigned and transferred by the Seller to the Buyer, without any additional costs to the latter, and under the conditions provided in the f ollowing clauses.

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CUARTO: Precio de la compraventa.

UNO. El precio Onico y total de la corn praventa de todas las Concesiones Mineras y los otros bienes y derechos referidos en el numeral Tres de la cláusula Tercera, es cincuenta mil dólares de los Estados Unidos de América, suma que la Compradora pagó con anterioridad a la fecha del presente instrumento por medio de depósito en la cuenta corriente dólar de la Vendedora, quien declara haber recibido a su entera y total satisfacción, renunciando a la acción resolutoria respecto del pago del precio de la compraventa por las Concesiones Mineras.

DOS. Para todo efecto legal, el precio respecto de cada una de las Concesiones Mineras individualizadas en la clausula Primera y los otros bienes y derechos referidos en el numeral Tres de la clausula Tercera, es el valor proporcional, en partes iguales, del monto Onico y total indicado en el numeral anterior.

QUINTO: Forma de yenta y

saneamiento. Las Concesiones Mineras se venden como cuerpo cierto, en el estado en que se encuentren al dia de la celebración del presente Contrato y con derecho preferente en toda la superficie pedida o manifestada, salvo las excepciones ya conocidas por la Compradora, con todos sus usos, prohibiciones, litigios, embargos, acciones resolutorias, contratos de entrega de minerales o de arriendo, o cualquiera otra clase de actos, gravamenes, derechos reales o personales que impidan el libre uso, goce, disposición y entrega de las Concesiones Mineras y dernas bienes referidos en la clausula Tercera y con todas las dernas caracteristicas declaradas en la clausula Segunda de este instrumento. Con todo, responders la Vendedora del saneamiento en conformidad a la ley. La entrega de las Concesiones Mineras se efectúa por la Vendedora a la Compradora en este acto.

FOURTH: Purchase Price

1. The single and total purchase price of all of the Mining Claims and other assets and rights listed in Item 3 of the third clause is USD 50,000 (fifty thousand dollars of the United States of America), which the Buyer has already paid before the date hereof by a deposit into the Seller’s current account in dollars. The latter hereby states that it has satisfactorily received the full amount, and waives all actions for rescission in respect of the payment of the purchase price of the Mining Claims.

2. For all legal purposes, the price of each of the Mining Claims identified in the first clause, and the other assets and rights stated in Item 3 of the third clause, shall be proportional, in equal parts, to the single and total price provided in the previous item.

FIFTH: Type of Sale and Title Clearance The Mining Claims are hereby sold ad corpus, in their respective conditions on the date of execution hereof, with pre-emptive rights over the entire petitioned or discovered area, save for the exceptions already known by the Buyer; all their uses, restrictions, lawsuits, actions for revocation, mineral delivery agreements, leases or any other kind of contracts or agreements, encumbrances, real or personal rights preventing the free use, enjoyment, disposal or delivery thereof; the other assets specified in the third clause hereof, and the other characteristics stated in the second clause hereof. Nevertheless, the Seller shall be responsible for clearing all titles, as required by the law. The Seller hereby conveys the Mining Claims to the Buyer.

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SEXTO: Indivisibilidad y

perdurabilidad.

Todas y cada una de las obligaciones que por este instrumento contrae la Vendedora, tendrán carácter indivisible, de conformidad a los artículos mil quinientos veintiséis, nórnero cuatro y mil quinientos veintiocho del Código Civil.

SEPTIMO: Ley aplicable.

Se deja constancia que el presente Contrato se rige por las leyes chilenas y en especial, por las disposiciones del Código de Minería de la República de Chile del ano mil novecientos ochenta y tres. Lo mismo se conviene respecto de sus eventuales modificaciones y complementos.

SIXTH: Indivisibility and Perpetuity

Each and all of the Seller’s obligations hereunder shall be indivisible, according to Articles 1,526, paragraph 4, and 1,528 of the Chilean Civil Code.

SEVENTH: Applicable Laws

This Agreement shall be governed by the laws of the Republic of Chile, and primarily, by the provisions of the Chilean Mining Code of 1983. The same shall apply to any amendments or supplemental agreements hereof.

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OCTAVO: Gastos de Notaria e

inscripciones.

Los gastos y derechos de Notaria que se generen con ocasión del presente Contrato y los derechos por las inscripciones en el Conservador de Minas respectivo, seran de exclusivo cargo de la Compradora. Esta última no responders en lo absoluto de los impuestos u otras cargas personales que para la Vendedora y/o sus socios deriven del Contrato.

NOVENO: Arbitraje.

Cualquier dificultad o controversia que se produzca entre los contratantes respecto de la aplicación, interpretación, duración, validez o ejecución de este contrato o cualquier otro motivo sera sometida a arbitraje, conforme al Reglamento Procesal de Arbitraje del Centro de Arbitraje y Mediación de Santiago, vigente al momento de solicitarlo. Las partes confieren poder especial irrevocable a la Cámara de Comercio de Santiago A.G., para que, a petición escrita de cualquiera de ellas, designe a un árbitro arbitrador de entre los integrantes del cuerpo arbitral del Centro de Arbitraje y Mediación de Santiago. En contra de las resoluciones del arbitrador no procederá recurso alguno, renunciando las partes expresamente a ellos. El árbitro queda especialmente facultado para resolver todo asunto relacionado con su competencia y/o jurisdicción.

EIGHTH: Notary and Registrations

Fees

All Notary fees arising in connection with this Agreement and any entries in the relevant Mine Registrar’s books shall be solely borne by the Buyer. The latter shall in no way be liable for any taxes or other personal burdens resulting from this Agreement for the Seller or its partners.

NINETH: Arbitration

Any conflicts or disputes that may arise between the contracting parties on the application, interpretation, duration, validity or implementation hereof, or for whatever other reasons, shall be submitted to arbitration, according to the then current Rules of Arbitration Procedures of the Santiago Arbitration and Mediation Centre. The parties hereby grant irrevocable special powers to the Santiago Chamber of Commerce, so that it may appoint an arbitrator ex aequo et bono among the members of the body of arbitrators of the Santiago Arbitration and Mediation Centre. The arbitrator’s decisions may not be appealed, and the parties hereby expressly waive any such rights. The arbitrator shall be specially authorized to rule on any matters within his or her competence and jurisdiction.

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DÉCIMO: Fijación de domicilio.

Para todos los efectos del presente Contrato, todos los comparecientes fijan y fijarán su domicilio en la comuna y ciudad de Santiago y se someten y someterán a la competencia del tribunal arbitral antes mencionado.

DECIMO PRIMERO: Mandato.

Se faculta al portador de una copia autorizada de esta escritura pública para requerir las inscripciones, subinscripciones, anotaciones, alzamientos y cancelaciones que correspondan.

Se faculta también al abogado don Ignacio Joaquin López Alarcón, para que pueda corregir los errores de cita u omisión en que las partes pudieren haber incurrido en este Contrato y/o sus anexos, pudiendo al efecto presentar una o más minutas ante el Conservador respectivo y/u otorgar o firmar las escrituras o instrumentos públicos o privados necesarios o convenientes.

DÉCIMO SEGUNDO: Vigencia de las cláusulas.

Si cualquiera de las cláusulas de este Contrato, o una parte de ellas, es anulable o es declarada nula o ilegal o es inaplicable en cualquier respecto por cualquier ley, reglamento o disposición de la autoridad o tribunal, la validez, legalidad o aplicabilidad a las dernás cláusulas del Contrato no se verán afectadas de ninguna forma.

TENTH: Jurisdiction

For all purposes hereof, the parties hereby set and shall set their legal address in the borough and city of Santiago, and submit and shall submit to the jurisdiction of the forenamed arbitral court.

ELEVENTH: Authorization

The bearer of an authenticated copy hereof is hereby authorized to request any relevant entries, subentries, notes, lifts and cancellations in the corresponding public records.

Ignacio Joaquin López Alarcón, lawyer, is also hereby authorized to correct any reference errors or omissions that may have slipped herein. To this end, he may file any one or more briefs with the relevant Registrars, and grant or sign any necessary or convenient, registered or private documents.

TWELFTH: Severability

If any of the clauses hereof, or any part thereof, were voidable or declared void or illegal, or were unenforceable in any respect, by any laws, regulations, or authority or Court orders, the validity, legality or enforceability of the remaining clauses hereof shall not be affected in any way.

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Personerias:

La personeria de don IGNACIO J OAQUÍN LÓPEZ ALARCÓN para actuar en representación de MANQUEHUE ASESORÍAS MINERAS SpA, consta en escritura pública de fecha catorce de julio de dos mil diecisiete, suscrita en la Notaria de Santiago de don Patricio Zaldívar Mackenna bajo el repertorio número once mil ciento treinta y dos guion dos mil diecisiete, y su personería para actuar en representación de GOLD EXPRESS MINES SpA, consta en escritura pública de fecha diecisiete de noviembre de dos mil veintiuno, suscrita en la Notaría de Santiago de doña María Pilar Gutiérrez Rivera bajo el repertorio número treinta mil doscientos ochenta y cuatro guion dos mil veintiuno.

Estas escrituras no se insertan por ser conocidas del Notario que autoriza, por las partes y a expresa petición de éstas.

Minuta redactada por el abogado Ignacio López A.

En comprobante y previa lectura firman el compareciente el presente instrumento. Se da copia. Doy fe. –

Legal Representation:

IGNACIO JOAQUÍN LÓPEZ ALARCÓN has been authorized to act for, and on behalf of, MANQUEHUE ASESORÍAS MINERAS SpA in a notarized and registered document executed on July 14, 2017, at the Santiago Notary Offices of Patricio Zaldivar Mackenna, entered in the Journal under No. 11,130-2017, and his authorization to act for, and on behalf of, GOLD EXPRESS MINES SpA was granted in a notarized and registered document signed on November 17, 2021, at the Santiago Notary Offices of María Pilar Gutiérrez Rivera, entered in the Journal under No. 30,284-2021

These documents have not been included at the explicit request of the appearing parties, because they are known to them and the authenticating Notary.

Drafted by Ignacio López A., Esq. In witness whereof and after reading its contents, the appearing individual has signed this instrument. Copies have been given. I attest.

/s/ IGNACIO JOAQUÍN LÓPEZ ALARCÓN

IGNACIO JOAQUÍN LÓPEZ ALARCÓN Identification Card No. 16,017,525-7 For MANQUEHUE ASESORÍAS MINERAS SpA For GOLD EXPRESS MINES SpA

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